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                        CONSENT OF KPMG PEAT MARWICK LLP

                                  EXHIBIT 23.1

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                  ACCOUNTANTS' REPORT ON SCHEDULES AND CONSENT

The Board of Directors
Republic Engineered Steels, Inc.:

    The audits referred to in our report dated August 1, 1997, included the related financial statement schedules as of June 30, 1997, and for each of the years in the three-year period ended June 30, 1997, included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    We consent to the incorporation by reference of our report dated August 1, 1997 included herein to registration statement No. 33-91814, relating to The Republic Engineered Steels, Inc. Employee Common Stock Ownership Plan and to registration statement No. 33-91816 relating to The Republic Engineered Steels, Inc. 1995 Stock Option Plan.

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
/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP
Pittsburgh, PA
September 15, 1997
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